                                                                    EXHIBIT 23.4

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

As independent certified public accountant, I hereby consent to the use of my report (and to all references to my Firm) included in or made a part of this registration statement.

John A. Criscuola, CPA

Port Jefferson Station, New York

June 15, 1999